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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Peter Kiewit Sons', Inc. and Kiewit Materials Company of our reports dated March 17, 2000 relating to the consolidated financial statements and financial statement schedule of Peter Kiewit Sons', Inc. and our reports dated March 17, 2000 relating to the consolidated financial statements and financial statement schedule of Kiewit Materials Company, which appear in such Registration Statement. We also consent to reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP


Omaha, Nebraska
July 28, 2000